UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  June 2, 2017

VIRTU FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37352 (Commission File No.)	32-0420206 (IRS Employer Identification No.)

900 Third Avenue
New York, NY 10022-1010
(Address of principal executive offices)

(212) 418-0100
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On June 2, 2017, Virtu Financial, Inc. (the “Company”) entered into a second amendment (the “Amendment”) to the Third Amended and Restated Limited Liability Company Agreement of Virtu Financial LLC with Virtu Financial LLC, a Delaware limited liability company and subsidiary of the Company (“Virtu Financial”), and TJMT Holdings LLC, a Delaware limited liability company that owns approximately 93.1% of the combined voting power of the Company’s outstanding common stock and is controlled by Mr.  Vincent Viola, the Company’s Founder and Executive Chairman.  The Amendment permits Virtu Financial to make certain non-pro rata distributions to the Company to pay certain expenses of the Company.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated by reference in its entirety into this Item 1.01.

Item 8.01. Other Events.

On June 2, 2017, the Company announced that (i) certain of its subsidiaries (the “Issuers”) priced their previously announced offering of senior secured second lien notes due 2022 (the “Notes”) in connection with financing the Company’s pending acquisition of KCG Holdings, Inc. (the “Acquisition”) and (ii) the previously announced first lien term loan also priced.  The Issuers now expect to issue $500 million aggregate principal amount of the Notes instead of $825 million and to increase the size of the previously announced senior secured first lien term loan from $825 million to $1.15 billion. On June 2, 2017, the Company issued a press release (the “Press Release”) announcing the pricing.

The full text of the Press Release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference in its entirety into this Item 8.01.

The Notes have been offered in a private offering that is exempt from registration under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent such registration or an exemption from the registration requirements of the Securities Act of 1933, as amended. This Report does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offering, solicitation or sale would be unlawful. This Report contains information about pending transactions, and there can be no assurance that these transactions will be completed.

Cautionary Note Regarding Forward-Looking Statements

This report contains forward-looking statements. These forward-looking statements are subject to numerous uncertainties and factors relating to the Company’s operations and business environment, as well as uncertainties relating to the Acquisition. Any forward-looking statements in this report are based upon information available to the Company on the date of this report. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1

Second Amendment, dated as of June 2, 2017, to the Third Amended and Restated Limited Liability Company Agreement of Virtu Financial LLC, by and among Virtu Financial LLC, Virtu Financial, Inc. and TJMT Holdings LLC.

99.1	Press Release dated June 2, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Virtu Financial, Inc.

By:	/s/Justin Waldie
Name:	Justin Waldie
Title:	Senior Vice President, Secretary and General Counsel

Dated:  June 2, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1

Second Amendment, dated as of June 2, 2017, to the Third Amended and Restated Limited Liability Company Agreement of Virtu Financial LLC, by and among Virtu Financial LLC, Virtu Financial, Inc. and TJMT Holdings LLC.

99.1	Press Release dated June 2, 2017.